Leonardo DRS Announces Financial Results for
First Quarter 2023

•Revenue: $569 million
•Net Earnings: $12 million
•Adjusted EBITDA: $49 million
•Diluted EPS: $0.05
•Adjusted Diluted EPS: $0.07
•Bookings: $749 million (book-to-bill ratio of 1.3x)
•Backlog: $4.3 billion
•Reaffirms 2023 guidance

ARLINGTON, Va., (BUSINESS WIRE) May 3, 2023 — Leonardo DRS, Inc. (Nasdaq and TASE: DRS), a leading provider of advanced defense technologies, today reported financial results for the first quarter 2023, which ended March 31, 2023.

CEO Commentary
“Leonardo DRS had a solid start to the year with the first quarter coming in ahead of our expectations. We continue to experience strong demand as evidenced by our healthy bookings. Our differentiated technology portfolio is well positioned to drive long-term growth. We remain focused on investing in next generation technologies to meet the mission-critical needs for our national security customers,” said Bill Lynn, Chairman and CEO of Leonardo DRS.

Summary Financial Results

(In millions, except per share amounts)	First Quarter
	2023	2022	Change
Revenues	$569	$612	(7%)

Net Earnings	$12	$36	(67%)
Diluted Weighted Average Shares Outstanding	262.378	210.445
Diluted Earnings Per Share (EPS)	$0.05	$0.17	(73%)

Non-GAAP Financial Measures (1)
Adjusted EBITDA	$49	$73	(33%)
Adjusted EBITDA Margin	8.6%	11.9%	(330) bps

Adjusted Net Earnings	$19	$39	(52%)
Adjusted Diluted EPS	$0.07	$0.19	(61%)

(1) Information about the company’s use of non-GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with U.S. GAAP, is provided under "Non-GAAP Financial Measures."

Quarterly revenues were down compared to last year. Q1 2022 benefited from revenue contribution from our divested Global Enterprise Solutions (GES) business. In 2023, these divested revenues were partially offset by our acquisition of RADA Electronic Industries (RADA), collectively referred to as the “net divestiture impact.” Additionally, first quarter 2022 revenues benefited from a non-recurring $25 million step-up in profitability on the Columbia-Class program.

The discrete Columbia Class item from Q1 2022 caused a greater headwind to the year-over-year compare for adjusted EBITDA and adjusted EBITDA margin. Furthermore, the impact was felt at the bottom line and was also the primary driver for the year-over-year decline in net earnings and adjusted net earnings. Diluted EPS and adjusted diluted EPS faced an incremental headwind from the increased share count resulting from our all stock merger with RADA in the year-over-year compare.

Cash Flow, Balance Sheet and Strategic Actions
Net cash flow used in operating activities was $334 million for the first quarter.

Consistent with the historical patterns of the business, the company utilized free cash flow (which is a non-GAAP financial measure) in the first quarter. The company's free cash flow use was $346 million in the quarter.

At quarter end, the balance sheet had $174 million of cash and $437 million of outstanding borrowings under the company’s credit facility, which still leaves the company with sufficient financial capacity to deploy capital for growth, while maintaining a strong balance sheet.

Bookings and Backlog

(Dollars in millions)	First Quarter
	2023	2022
Bookings	$749	$747
Book-to-Bill	1.3x	1.2x
Backlog	$4,272	$2,995

The company received $749 million in new funded awards during the quarter. Strong bookings were driven by the increased demand for the company’s solutions in electric power and propulsion, rotary-wing survivability, dismounted and ground vehicle sensing, secure tactical terminals and network computing. At quarter end, backlog stood at $4.3 billion, representing a 43% increase year-over-year.

Segment Results
Advanced Sensing and Computing (“ASC”) Segment

(Dollars in millions)	First Quarter
	2023	2022	Change
Revenues	$391	$396	(1%)
Adjusted EBITDA	$37	$32	16%
Adjusted EBITDA Margin	9.5%	8.1%	140 bps
Bookings	$404	$388
Book-to-Bill	1.0x	1.0x

First quarter ASC revenues were down primarily due to the net divestiture impact. Adjusted EBITDA and adjusted EBITDA margins increased over last year as a result of improved program execution and mix. ASC bookings were ahead of expectations with demand evident across advanced sensing and network computing areas, specifically for the company’s rotary-wing survivability, dismounted and ground vehicle sensing, secure tactical terminals and advanced battle management technologies.

Integrated Mission Systems (“IMS”) Segment

(Dollars in millions)	First Quarter
	2023	2022	Change
Revenues	$189	$218	(13%)
Adjusted EBITDA	$12	$41	(71%)
Adjusted EBITDA Margin	6.3%	18.8%	(1,250) bps
Bookings	$345	$359
Book-to-Bill	1.8x	1.6x

IMS revenues and adjusted EBITDA were impacted by the $25 million Columbia-Class profit step-up recognized in 2022. The remaining decline in IMS adjusted EBITDA was driven by increased internal research and development investments to further enhance the company’s electric power and propulsion technologies. The continued momentum in our electric power and propulsion drove robust quarterly bookings.

2023 Guidance
Leonardo DRS is reaffirming 2023 guidance as specified in the table below:

Measure	2023 Guidance
Revenue	$2.7 billion - $2.8 billion
Adjusted EBITDA	$315 million - $330 million
Adjusted Diluted EPS	$0.64 - $0.69

The company does not provide a reconciliation of forward-looking adjusted EBITDA and adjusted diluted EPS, due to inherent difficulty in forecasting and quantifying the adjustments that are necessary to calculate such non-GAAP measures without unreasonable effort. Material changes to any one of these items could have a significant effect on future GAAP results.

Conference Call
Leonardo DRS management will host a conference call beginning at 5:00 p.m. ET on May 3, 2023 to discuss the financial results for its first quarter 2023.

A live audio broadcast of the conference call along with a supplemental presentation will be available to the public through links on the Leonardo DRS Investor Relations website (https://investors.leonardodrs.com).

A replay of the conference call will be available on the Leonardo DRS website approximately 2 hours after the conclusion of the conference call.

About Leonardo DRS
Headquartered in Arlington, VA, Leonardo DRS, Inc. is an innovative and agile provider of advanced defense technology to U.S. national security customers and allies around the world. We specialize in the design, development and manufacture of advanced sensing, network computing, force protection, and electric power and propulsion, and other leading mission-critical technologies. Our innovative people are leading the way in developing disruptive technologies for autonomous, dynamic, interconnected, and multi-domain capabilities to defend against new and emerging threats. For more information and to learn more about our full range of capabilities, visit www.LeonardoDRS.com.

Leonardo DRS Contacts

Investors	Media
Steve Vather	Michael Mount
VP, Investor Relations & Corporate Finance	VP, Communications & Public Affairs
+1 703 409 2906	+1 571 447 4624
stephen.vather@drs.com	mmount@drs.com

Forward-Looking Statements
In this press release, when using the terms the “company”, “DRS”, “we”, “us” and “our,” unless otherwise indicated or the context otherwise requires, we are referring to Leonardo DRS, Inc. This press release contains forward-looking statements and cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “strives,” “targets,” “projects,” “guidance,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this press release and include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, financial goals, financial position, results of operations, cash flows, prospects, strategies or expectations, and the impact of prevailing economic conditions.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if future performance and outcomes are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation: disruptions or deteriorations in our relationship with the relevant agencies of the U.S. government, as well as any failure to pass routine audits or otherwise comply with governmental requirements including those related to security clearance or procurement rules, including the False Claims Act; significant delays or reductions in appropriations for our programs and changes in U.S. government priorities and spending levels more broadly; any failure to comply with the proxy agreement with the U.S. Department of Defense (the “DoD”); failure to properly contain a global pandemic in a timely manner could materially affect how we and our business partners operate; the effect of inflation on our supply chain and/or our labor costs; our mix of fixed-price, cost-plus and time-and-material type contracts and any resulting impact on our cash flows due to cost overruns; failure to properly comply with various covenants of the agreements governing our debt could negatively impact our business; our dependence on U.S. government contracts, which often are only partially funded and are subject to immediate termination, some of which are classified, and the concentration of our customer base in the U.S. defense industry; our use of estimates in pricing and accounting for many of our programs that are inherently uncertain and which may not prove to be accurate; our ability to realize the full value of our backlog; our ability to predict future capital needs or to obtain additional financing if we need it; our ability to respond to the rapid technological changes in the markets in which we compete; the effect of global and regional economic downturns and rising interest rates; our ability to meet the requirements of being a public company; our ability to maintain an effective system of internal control over financial reporting; our inability to appropriately manage our inventory; our inability to fully realize the value of our total estimated contract value or bookings; our ability to compete efficiently, including due to U.S. government organizational conflict of interest rules which may limit new contract opportunities or require us to wind down existing contracts; our relationships with other industry participants, including any contractual disputes or the inability of our key suppliers to timely deliver our components, parts or services; preferences for set-asides for minority-owned, small and small disadvantaged businesses could impact our ability to be a prime contractor; any failure to meet our contractual obligations including due to potential impacts to our business from supply chain risks, such as longer lead times and shortages of electronics and other components; any security breach, including any cyber-attack, cyber intrusion, insider threat, or other significant disruption of our IT networks and related systems as well as any act of terrorism or other threat to our physical security and personnel; our ability to fully exploit or obtain patents or other intellectual property protections necessary to secure our proprietary technology, including our ability to avoid infringing upon the intellectual property of third parties or prevent third parties from infringing upon our own intellectual property; the conduct of our employees, agents, affiliates, subcontractors, suppliers, business partners or joint ventures in which we participate which may impact our reputation and ability to do business; our compliance with environmental laws and regulations, and any environmental liabilities that may affect our reputation or financial position; the outcome of litigation, arbitration, investigations, claims, disputes, enforcement actions and other legal proceedings in which we are involved; various geopolitical and economic factors, laws and regulations including the Foreign Corrupt Practices Act (“FCPA”), the Export Control Act, the International Traffic in Arms Regulations (“ITAR”), the Export Administration Regulations (“EAR”), and those that we are exposed to as a result of our international business; our ability to obtain export licenses necessary to conduct certain operations abroad, including any attempts by Congress to prevent proposed sales to certain foreign governments; our ability to attract and retain technical and other key personnel; the occurrence of prolonged work stoppages; the unavailability or inadequacy of our insurance coverage, customer indemnifications or other liability protections to cover all of our significant risks or to pay for material losses we incur; future changes in U.S. tax laws and regulations or interpretations thereof; certain limitations on our ability to use our net operating losses to offset future taxable income; termination of our leases or our inability to renew our leases on acceptable terms; changes in estimates used in accounting for our pension plans, including in respect of the funding status thereof; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired; adverse consequences from any acquisitions such as operating difficulties, dilution and other harmful consequences or any modification, delay or prevention of any future acquisition or investment activity by the Committee on Foreign Investment in the United States (“CFIUS”); natural disasters or other significant disruptions; or any conflict of interest that may arise because Leonardo US Holding, LLC (“US Holding”), our majority stockholder, or Leonardo S.p.A., our ultimate majority stockholder, may have interests that are different from, or conflict with, those of our other stockholders, including as a result of any ongoing business relationships Leonardo S.p.A. may have with us, and their significant ownership in us may discourage change of control transactions (our amended and restated certificate of incorporation provides that we waive any interest or expectancy in corporate opportunities presented to Leonardo S.p.A); or our obligations to provide certain services to Leonardo S.p.A., which may divert human and financial resources from our business.

You should read this press release completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this press release are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this filing, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

Other risks, uncertainties and factors, including those discussed in our latest SEC filings under “Risk Factors” of our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, all of which may be viewed or obtained through the investor relations section of our website https://www.leonardodrs.com, could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read carefully the discussion of these factors to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

Consolidated Statement of Earnings (Unaudited)

(Dollars in millions, except per share amounts)	Three Months Ended
	March 31,
	2023	2022
Revenues:
Products	$520	$541
Services	49	71
Total revenues	569	612
Cost of revenues:
Products	(403)	(422)
Services	(35)	(56)
Total cost of revenues	(438)	(478)
Gross profit	131	134
General and administrative expenses	(100)	(76)
Amortization of intangibles	(6)	(2)
Other operating expenses, net	—	—
Operating earnings	25	56
Interest expense	(8)	(8)
Other, net	(1)	—
Earnings before taxes	16	48
Income tax provision	4	12
Net earnings	$12	$36

Net earnings per share from common stock
Basic earnings per share:	$0.05	$0.17
Diluted earnings per share:	$0.05	$0.17

Consolidated Balance Sheets (Unaudited)

(Dollars in millions)	March 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$174	$306
Accounts receivable, net	158	166
Contract assets	968	872
Inventories	364	319
Prepaid expenses	19	20
Other current assets	29	24
Total current assets	1,712	1,707
Noncurrent assets:
Property plant and equipment, net	402	404
Intangible assets, net	167	172
Goodwill	1,236	1,236
Deferred tax assets	72	66
Other noncurrent assets	92	92
Total noncurrent assets	1,969	1,970
Total assets	$3,681	$3,677
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$250	$29
Accounts payable	258	457
Contract liabilities	247	233
Other current liabilities	264	323
Total current liabilities	1,019	1,042
Noncurrent liabilities:
Long-term debt	360	365
Pension and other postretirement benefit plan liabilities	42	45
Deferred tax liabilities	6	—
Other noncurrent liabilities	111	98
Total noncurrent liabilities	$519	$508
Shareholders' equity
Preferred stock, $0.01 par value: 10,000,000 shares authorized; none issued	$—	$—
Common stock, $0.01 par value: 350,000,000 shares authorized; 260,553,101 shares issued	3	3
Additional paid-in capital	5,151	5,147
Accumulated deficit	(2,962)	(2,974)
Accumulated other comprehensive loss	(49)	(49)
Total shareholders' equity	2,143	2,127
Total liabilities and shareholders' equity	$3,681	$3,677

Consolidated Statement of Cash Flows (Unaudited)

(Dollars in millions)	Three Months Ended
	March 31,
	2023	2022
Operating activities
Net earnings	$12	$36
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	22	15
Deferred income taxes	—	11
Other	4	—
Changes in assets and liabilities:
Accounts receivable	8	13
Contract assets	(96)	(80)
Inventories	(45)	(30)
Prepaid expenses	1	(1)
Other current assets	(5)	(3)
Other noncurrent assets	5	21
Defined benefit obligations	(3)	1
Other current liabilities	(59)	(14)
Other noncurrent liabilities	7	(21)
Accounts payable	(199)	(215)
Contract liabilities	14	12
Net cash used in operating activities	($334)	($255)
Investing activities
Capital expenditures	(15)	(13)
Proceeds from sales of assets	1	—
Net cash used in investing activities	($14)	($13)
Financing activities
Net (decrease) increase in third party borrowings (maturities of 90 days or less)	6	(9)
Repayment of third party debt	(128)	—
Borrowings of third party debt	340	—
Repayment of related party debt	—	(135)
Borrowings from related parties	—	285
Proceeds from stock issuance	1	—
Cash outlay to reacquire equity instruments	(1)	—
Other	(2)	—
Net cash provided by financing activities	216	141
Effect of exchange rate changes on cash and cash equivalents	—	—
Net decrease in cash and cash equivalents	($132)	($127)
Cash and cash equivalents at beginning of year	306	240
Cash and cash equivalents at end of period	174	113

Non-GAAP Financial Measures (Unaudited)
In addition to the results reported in accordance with U.S. GAAP included throughout this document, the company has provided information regarding “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Earnings,” “Adjusted Diluted Earnings Per Share,” and “Free Cash Flow” (each, a non-GAAP financial measure).

We believe the non-GAAP financial measures presented in this document will help investors understand our financial condition and operating results and assess our future prospects. We believe these non-GAAP financial measures, each of which is discussed in greater detail below, are important supplemental measures because they exclude unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of our ongoing operating results. Further, when read in conjunction with our GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a tool to help make financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry by providing more comparable measures that are less affected by factors such as capital structure.

We recognize that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business.

We define these non-GAAP financial measures as:

Adjusted EBITDA and Adjusted EBITDA Margin are defined as net earnings before income taxes, interest expense, amortization of acquired intangible assets, depreciation, deal related transaction costs, restructuring costs, other non-operating expense (which includes non-service pension expense, COVID-19 response costs and foreign exchange impacts) and gain on sale of dispositions, then in the case of adjusted EBITDA margin dividing adjusted EBITDA by revenues.

(Dollars in millions)	Three Months Ended
	March 31,
	2023	2022
Net earnings	$12	$36
Income tax provision	4	12
Interest expense	8	8
Amortization of intangibles	6	2
Depreciation	16	13
Deal related transaction costs	2	2
Restructuring costs	—	—
Other non-operating expense	1	—
Gain on sale of dispositions	—	—
Adjusted EBITDA	$49	$73
Adjusted EBITDA Margin	8.6%	11.9%

Adjusted Net Earnings and Adjusted Diluted EPS are defined as net earnings excluding amortization of acquired intangible assets, deal related transaction costs, restructuring costs, other non-operating expense (which includes non-service pension expense, COVID-19 response costs, foreign exchange impacts), gain on sale of dispositions (net of taxes) and the related tax impact from net earnings, then in the case of adjusted diluted EPS dividing adjusted net earnings by the diluted weighted average shares outstanding.

(In millions, except per share amounts)	Three Months Ended
	March 31,
	2023	2022
Net earnings	$12	$36
Amortization of intangibles	6	2
Deal related transaction costs	2	2
Restructuring costs	—	—
Other non-operating expense	1	—
Gain on sale of dispositions, net of taxes	—	—
Tax effect of adjustments (1)	(2)	(1)
Adjusted Net Earnings	$19	$39

Per share information
Diluted weighted average common shares	262.378	210.445

Diluted earnings per share	$0.05	$0.17
Adjusted Diluted EPS	$0.07	$0.19

(1) Calculation uses an estimated statutory tax rate on non-GAAP adjustments.

Free Cash Flow is defined as the sum of the cash flows provided by (used in) operating activities, transaction related expenditures (net of tax), tax payments on disposals, capital expenditures, proceeds from sale of assets and dividends from investments.

(Dollars in millions)	Three Months Ended
	March 31,
	2023	2022
Net cash provided by operating activities	($334)	($255)
Transaction related expenditures, net of tax	2	2
Tax payments on disposals	—	—
Capital expenditures	(15)	(13)
Proceeds from sales of assets	1	—
Dividends from investments	—	—
Free Cash Flow	($346)	($266)